NEWS RELEASE

                                                                 Exhibit 99.2

                              FOR IMMEDIATE RELEASE



CONTACT:
Elizabeth Goode, Director Marketing
(661) 295-5600, ext. 2632
goodee@3dsystems.com

Trudy Self, Investor Relations
Self & Associates
(909) 336-5685
tmself@aol.com

                      3D SYSTEMS TO REQUEST NASDAQ HEARING

        VALENCIA, Calif., April 22, 2003 - 3D Systems Corp. (NASDAQ: TDSCE) announced today that it received a Nasdaq Staff Determination on April 15, 2003, indicating that because it did not timely file its Annual Report on Form 10-K, it does not comply with the timely filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are subject to delisting from the Nasdaq National Market. 3D Systems has requested a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination. Under applicable Nasdaq rules, pending a decision by the Listing Qualifications Panel, 3D Systems common stock will continue to trade on Nasdaq. There can be no assurance that the Panel will grant 3D Systems request for continued listing.

        "The receipt of the Staff Determination is part of Nasdaq operating procedures when a Company does not timely file a periodic report," stated Brian
K. Service, chief executive officer of 3D Systems. "The Company is working diligently to file its Form 10-K as soon as possible."



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        Effective April 17, 2003, the Nasdaq Stock Market added the letter "E"
to the Company's stock symbol because of the delay in filing Form 10-K for the year ending December 31, 2002.

ABOUT 3D SYSTEMS

     Founded in 1986, 3D Systems, the solid imaging company(SM), provides solid imaging products and solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

        3D Systems currently offers the ThermoJet(R) solid object printer, SLA(R) (stereolithography) systems, SLS(R) (selective laser sintering) systems, and Accura(R) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).

        3D Systems is the originator of the advanced digital manufacturing (ADM(SM)) solution for manufacturing applications. ADM is the utilization of 3D Systems solid imaging technologies to accelerate production of smaller volumes of customized/specialized parts. A typical ADM center is expected to contain multiple 3D Systems' SLA, MJM and/or SLS systems dedicated to full-time manufacturing applications.

        Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. 3D Systems' multiple platform product line enables companies to choose the most appropriate systems for applications ranging from the creation of design communication models to prototypes to production parts. More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally. An investor packet can be obtained by calling 800/757-1799.


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Note to editors: ADM and the solid imaging company are service marks; and si2 is a trademark; and ThermoJet, SLA, SLS, Accura and the 3D logo are registered trademarks of 3D Systems Inc.

Certain statements in this news release may include forward-looking statements that express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to: the timing and outcome of the Audit Committee investigation; the impact of the findings of the Audit Committee on the financial condition of the Company and otherwise, the consequences of a late filing of the Company's Form 10-K under the rules and regulations of the SEC and Nasdaq, the outcome of the Company's appeal of Nasdaq's determination to delist the common stock from the National Market; the addition of an "E" to the Company's trading symbol thus changing the Company symbol to "TDSCE", the funding of amounts of capital adequate to provide for the working capital needs of the company; actions of competitors and customers; the Company's ability to successfully design and produce new products; customer acceptance of new products; the Company's ability to enter into successful relationships with new customers to fully exploit its products; the Company's ability to successfully implement all elements of its restructuring and cost savings program, and such other factors as are described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements.
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